CLAYMORE FUNDS

                            DEALER SELLING AGREEMENT

         Claymore Securities, Inc. ("Claymore") serves as the principal underwriter for the Claymore group of investment companies (each, a "Fund," and, collectively, the "Funds"), including open-end investment companies (the "Open-End Funds") and closed-end investment companies (the "Closed-End Funds") listed on Schedule A hereto, as amended from time to time in accordance with
Section 6(f) hereunder. Claymore and _________________ ("Dealer") hereby agree that Dealer will participate in the distribution of shares ("Shares") of the Funds, subject to the terms of this Dealer Selling Agreement ("Agreement").

SECTION 1. LICENSING

         a. Dealer represents and warrants that: (i) it is a broker-dealer registered with the Securities and Exchange Commission ("SEC"); (ii) it is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); (iii) it is licensed by the appropriate regulatory agency of each state or other jurisdiction in which Dealer will offer and sell Shares of the Funds; and (iv) each of its partners, directors, officers, employees, and agents who will participate or otherwise be involved in the offer or sale of the Shares or the performance by Dealer of its duties and activities under this Agreement is either appropriately licensed or exempt from such licensing requirements by the appropriate regulatory agency of each state or other jurisdiction in which Dealer will offer and sell Shares of the Funds.

         b. Dealer agrees that: (i) termination or suspension of its registration with the SEC; (ii) termination or suspension of its membership with the NASD; or (iii) termination or suspension of its license to do business by any state or other jurisdiction shall immediately cause the termination of this Agreement. Dealer further agrees to notify Claymore promptly in writing of any such action or event.

         c. Dealer agrees that this Agreement is in all respects subject to the Conduct Rules of the NASD and such Conduct Rules shall control any provision to the contrary in this Agreement. Without limiting the generality of the foregoing, Dealer acknowledges that it is solely responsible for all suitability determinations with respect to offers and sales of Shares of the Funds to Dealer's customers and that Claymore has no responsibility for the manner of Dealer's performance of, or for Dealer's acts or omissions in connection with, the duties and activities Dealer performs under this Agreement.

         d. Dealer agrees to be bound by and to comply with all applicable federal and state laws and all rules and regulations promulgated thereunder generally affecting the sale or distribution of mutual fund shares or classes of such shares.

SECTION 2. TERMS AND CONDITIONS APPLICABLE TO DISTRIBUTION OF OPEN-END FUNDS AND
           CONTINUOUSLY OFFERED CLOSED-END FUNDS

         The following provisions relate to the offer and sale of Shares of (i) each Open-End Fund, and (ii) any Closed-End Fund that offers its Shares during an offering period that continues indefinitely (a "Continuously Offered Closed-End Fund"). Unless otherwise noted, references to "Funds" in this Section 2 shall include both Open-End Funds and Continuously Offered Closed-End Funds.

         a. Orders

             (i) Dealer agrees to offer and sell Shares of the Funds (including classes thereof) only at the regular public offering price applicable to such Shares and in effect at the time of each transaction. The procedures relating to all orders and the handling of each order (including the manner of computing the net asset value of Shares and the effective time of orders received from Dealer) are subject to: (A) the terms of the then-current prospectus and statement of additional information (including any supplements, stickers or amendments thereto) relating to each Fund (or, as appropriate, class thereof), as filed with the SEC (collectively, the "Prospectus"); (B) the new account application for each Fund (or, as appropriate, class thereof), as supplemented or amended from time to time; and (C) Claymore's written instructions and multiple class pricing procedures and guidelines, if any, as provided to Dealer from time to time. To the extent that the Prospectus contains provisions that are inconsistent with this Agreement or any other document, the terms of the Prospectus shall be controlling.

             (ii) Claymore reserves the right at any time, and without notice to Dealer, to suspend the sale of Shares or to withdraw or limit the offering of Shares.

             (iii) In all offers and sales of the Shares to the public, Dealer is not authorized to act as broker or agent for, or employee of, Claymore, any Fund or any other dealer, and Dealer shall not represent to any third party that Dealer has such authority or is acting in such capacity. Rather, Dealer agrees that it is acting as principal for Dealer's own account or as agent on behalf of Dealer's customers in all transactions in Shares, except as provided in Section 2.b.(ix) hereof.

             (iv) All orders are subject to acceptance by Claymore in its sole discretion and become effective only upon confirmation by Claymore. Claymore reserves the unqualified right not to accept any specific order for the purchase or sale of Shares.

             (v) Claymore agrees that it will accept from Dealer orders placed through a remote terminal or otherwise electronically transmitted via the National Securities Clearing Corporation ("NSCC") Fund/Serv Networking program, provided, however, that appropriate documentation thereof and agreements relating thereto are executed by both parties to this Agreement, including in particular the standard NSCC Networking Agreement and any other related agreements between Claymore and Dealer deemed appropriate by Claymore, and that all accounts opened or maintained pursuant to that program will be governed by applicable NSCC rules and procedures. Both parties further agree that, if the NSCC Fund/Serv Networking program is used to place orders, the standard NSCC Networking Agreement will control insofar as there is any conflict between any provision of this Dealer Selling Agreement and the standard NSCC Networking Agreement.

         b. Duties of Dealer

             (i) Dealer agrees to purchase Shares only from Claymore or from Dealer's customers.

             (ii) Dealer agrees to enter orders for the purchase of Shares only from Claymore and only for the purpose of covering purchase orders Dealer has already received from its customers or for Dealer's own bona fide investment.

             (iii) Dealer agrees to date and time stamp all orders for the purchase or sale of Shares received by Dealer, and to promptly forward such orders to Claymore in time for processing at the public offering price next determined after receipt of such orders by Dealer, in each case as described in the applicable Prospectus. Dealer represents that it has procedures in place reasonably designed to ensure that orders received by Dealer are handled in a manner consistent with Rule 22c-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), and any SEC staff positions or interpretations issued thereunder.

             (iv) Dealer agrees not to withhold placing orders for Shares with Claymore so as to profit itself as a result of such inaction.

             (v) Dealer agrees to maintain records of all purchases and sales of Shares made through Dealer and to furnish Claymore or regulatory authorities with copies of such records upon request. In that regard, Dealer agrees that, unless Dealer holds Shares as nominee for its customers or participates in the NSCC Fund/Serv Networking program, at certain matrix levels, it will provide Claymore with all necessary information to comply properly with all applicable federal, state and local reporting requirements, including, without limitation, backup and nonresident alien withholding requirements for its customer accounts. Dealer represents and agrees that all Taxpayer Identification Numbers ("TINs") provided are certified, and that no account that requires a certified TIN will be established without such certified TIN. With respect to all other accounts, including Shares held by Dealer in omnibus accounts and Shares purchased or sold through the NSCC Fund/Serv Networking program, at certain matrix levels, Dealer agrees to perform all federal, state and local tax reporting with respect to such accounts, including, without limitation, redemptions and exchanges.

             (vi) Dealer agrees to distribute or cause to be delivered to its customers Prospectuses, proxy solicitation materials and related information and proxy cards, semi-annual and annual shareholder reports and any other materials in compliance with applicable legal requirements. Dealer agrees to notify CSI as to where prospectuses should be sent for fulfillment by Dealer to its customers.

             (vii) Dealer agrees that payment for Shares ordered from Claymore shall be in Fed Funds, New York clearinghouse or other immediately available funds and that such funds shall be received by Claymore by the earlier of: (A) the end of the third (3rd) business day following Dealer's receipt of the customer's order to purchase such Shares; or (B) the settlement date established in accordance with Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "1934 Act"). If such payment is not received by Claymore by such date, Dealer shall forfeit its right to any compensation with respect to such order, and Claymore reserves the right, without notice, to cancel the sale, or, at its option (in the case of Open-End Funds), to sell the Shares ordered back to the Fund, in which case Claymore may hold Dealer responsible for any loss, including loss of profit, suffered by Claymore resulting from Dealer's failure to make payment. If a purchase is made by check, the purchase will be deemed made upon conversion of the purchase instrument into Fed Funds, New York clearinghouse or other immediately available funds.

             (viii) Dealer agrees that it shall assume responsibility for any loss to the Fund caused by a correction to any order placed by Dealer that is made subsequent to the trade date for the order, to the extent such order correction was not based on any negligence on Claymore's part. Dealer further agrees that it will immediately pay such loss to the Fund upon notification.

             (ix) Dealer agrees that, in connection with orders for the purchase of Shares on behalf of any IRAs, 401(k) plans or other retirement plan accounts, by mail, telephone, or wire, Dealer shall act as agent for the custodian or trustee of such plans (solely with respect to the time of receipt of the application and payments), and Dealer shall not place such an order with Claymore until it has received from its customer payment for such purchase and, if such purchase represents the first contribution to such a retirement plan account, the completed documents necessary to establish the retirement plan.

             (x) Dealer agrees that it will not make any conditional orders for the purchase or redemption of Shares and acknowledges that Claymore will not accept conditional orders for Shares.

             (xi) Dealer agrees that all out-of-pocket expenses incurred by it in connection with its activities under this Agreement will be borne by Dealer.

         c. Multiple Classes of Shares; Reduced Sales Charges

             (i) Claymore may, from time to time, provide Dealer with written guidelines or standards relating to the sale, distribution or servicing of Funds offering multiple classes of Shares, including classes offering different sales charges, Rule 12b-1 Plan or Service Plan (as described below) fees or other operating expenses.

             (ii) In accordance with the terms of each applicable Prospectus, Dealer acknowledges that a reduced sales charge or no sales charge (collectively, "discounts") may be available to purchasers of Shares. Dealer agrees to: (A) obtain all necessary information from its customers to allow Dealer to provide all available discounts; (B) inform its customers of applicable discount opportunities and inquire about other qualifying holdings that might entitle customers to receive discounts; and (C) advise Claymore contemporaneously with each purchase as to amounts of any and all purchases of Shares made by Dealer, as agent for its customers, qualifying for discounts. Dealer further agrees that it has, and will maintain during the term of this Agreement, adequate written supervisory procedures, controls, and exception reports to ensure that Dealer's customers receive all available discounts.

             (iii) Certain of Dealer's customers may participate in a managed account program (i.e., wrap program) or other no transaction fee program sponsored by Dealer (the "Program"), and that Dealer may seek to qualify, on behalf of such customers, for purchase of Class A Shares at net asset value and without the imposition of initial sales charge, as described in the relevant Fund's prospectus. If Dealer qualifies on behalf of such customers for such purchases, Claymore may sell to Dealer, on behalf of its customers who participate in the

Program, Class A Shares at net asset value and without the imposition of an initial sales charge upon the following terms and conditions:

                  (a) Dealer represents and warrants that the Program is either
         (1) a managed account program that qualifies for the non-exclusive safe harbor from the definition of "investment company" under Rule 3a-4 of the 1940 Act, or (2) a managed account program that does not meet the conditions of Rule 3a-4 but is nonetheless deemed not to be an investment company under the 1940 Act.

                  (b) Claymore represents and warrants, based on Dealer's above representation, that it is authorized to sell to Dealer, on behalf of Dealer's clients who are participants in the Program, Class A Shares at net asset value and without the imposition of an initial sales charge.

         d. Dealer Compensation

             (i) In return for providing the services set forth in this Agreement, except as otherwise provided herein, Dealer shall be entitled to any concessions and/or sales charges (collectively, "Concessions") set forth in the Prospectus of the applicable Fund. In addition, Claymore may pay Dealer a fee for performing distribution-related services and/or performing shareholder services with respect to Shares. Dealer acknowledges and agrees that any compensation to be paid for performing distribution-related services with respect to Shares shall be paid pursuant to a "Rule 12b-1 Plan" adopted by the applicable Open-End Fund pursuant to Rule 12b-1 under the 1940 Act, or, in the case of a Continuously Offered Closed-End Fund, pursuant to such Fund's Service Plan, and that to the extent Claymore waives any payments payable to Claymore under such Rule 12b-1 Plan or Service Plan, as the case may be, the amounts payable to Dealer will be reduced accordingly. In determining the amount payable to Dealer hereunder, Claymore reserves the right to exclude any sales which it reasonably determines are not made in accordance with the terms of the Prospectus and provisions of this Agreement.

             (ii) Dealer agrees that each Fund may, without prior notice, suspend or eliminate the payment of any compensation, including without limitation Rule 12b-1 Plan payments, Service Plan payments or other dealer compensation, by amendment, sticker or supplement to the then current Prospectus for such Fund. Claymore shall have no obligation to pay any compensation to Dealer for the sale of Shares of a Fund until Claymore receives the related compensation from the Fund, and Claymore's liability to Dealer for such payments is limited solely to the related compensation that Claymore receives from such Fund. Commission checks for less than $10 will not be issued.

         e. Redemptions, Repurchases and Exchanges of Open-End Funds

             (i) Dealer agrees that it will not make any representations to shareholders relating to the redemption of their Shares other than the statements contained in the applicable Prospectus and the underlying organizational documents of the Open-End Fund to which it refers, and that Dealer will pay as redemption proceeds to shareholders the net asset value, minus any applicable redemption fee, determined after receipt of the order as discussed in the Prospectus.

             (ii) Dealer agrees not to repurchase any Shares from its customers at a price below that next quoted by an Open-End Fund for redemption or repurchase, i.e., at the net asset value of such Shares, less any applicable redemption fee, in accordance with the Open-End Fund's Prospectus. Dealer shall, however, be permitted to sell Shares for the account of the customer or record owner to an Open-End Fund at the repurchase price then currently in effect for such Shares and may charge the customer or record owner a fair service fee or commission for handling the transaction, provided Dealer discloses the fee or commission to the customer or record owner. Nevertheless, Dealer agrees that it shall not maintain a secondary market in such repurchased Shares.

             (iii) Dealer agrees that, with respect to a redemption order it has made, if instructions in proper form are not received by Claymore within the time customary or required by law, the redemption may be canceled without any responsibility or liability on Claymore's part or on the part of any Open-End Fund, or Claymore, at its option, may buy the shares redeemed on behalf of the Open-End Fund, in which latter case Claymore may hold Dealer responsible for any loss, including loss of profit, suffered by Claymore resulting from Claymore's failure to settle the redemption.

             (iv) Dealer agrees that if any Share is repurchased by any Open-End Fund or is tendered for redemption within seven (7) business days after confirmation by Claymore of the original purchase order from Dealer, Dealer shall forfeit its right to any compensation with respect to such Share and shall forthwith refund to Claymore the full compensation, if any, paid to Dealer on the original sale. Claymore agrees to notify Dealer of such repurchase or redemption within a reasonable time after settlement. Termination or cancellation of this Agreement shall not relieve Dealer from its obligation under this provision.

             (v) Dealer agrees that it will comply with any restrictions and limitations on exchanges described in each Open-End Fund's Prospectus, including any restrictions or prohibitions relating to frequent purchases and redemptions (i.e., market timing).

         f. Repurchases and Tender Offers of Continuously Offered Closed-End
Funds

             (i) Dealer agrees that Shares of a Continuously Offered Closed-End Fund will not be repurchased by either the Continuously Offered Closed-End Fund (other than through tender offers from time to time, if any) or Claymore, and that no secondary market for the Shares of the Continuously Offered Closed-End Fund exists currently or is expected to develop. Dealer further agrees that, in the event any purchase order for shares of a Continuously Offered Closed-End Fund is canceled after confirmation by Claymore, such Shares may not be repurchased, remarketed or otherwise disposed of by or through Claymore.

         (ii) Dealer agrees that, while a Continuously Offered Closed-End Fund may consider tendering for all or a portion of its Shares on a periodic basis, there is no assurance that the Continuously Offered Closed-End Fund will tender for Shares at any time, or that, following such a tender, Shares tendered will be repurchased by the Continuously Offered Closed-End

Fund. Dealer further agrees that, as set forth in the applicable Continuously Offered Closed-End Fund's Prospectus, under certain circumstances an early withdrawal charge payable to Claymore may be imposed on Shares accepted for tender. Any representation as to a tender offer by a Continuously Offered Closed-End Fund, other than as set forth in the Continuously Offered Closed-End Fund's Prospectus, is expressly prohibited.

         g. Fund Information

             (i) Dealer agrees that neither it nor any of its partners, directors, officers, employees, and agents is authorized to give any information or make any representations concerning Shares of any Fund except those contained in the Fund's Prospectus or in materials provided by Claymore.

             (ii) Claymore will supply to Dealer Prospectuses, reasonable quantities of sales literature, sales bulletins, and additional sales information as provided by Claymore. Dealer agrees to use only advertising or sales material relating to the Funds that: (A) is supplied by Claymore, or (B) conforms to the requirements of all applicable laws or regulations of any government or authorized agency having jurisdiction over the offering or sale of Shares of the Funds and is approved in writing by Claymore in advance of its use. Such approval may be withdrawn by Claymore in whole or in part upon written notice to Dealer, and Dealer shall, upon receipt of such notice, immediately discontinue the use of such sales literature, sales bulletins and advertising. Dealer is not authorized to modify or translate any such materials without Claymore's prior written consent.

SECTION 3. TERMS AND CONDITIONS APPLICABLE TO DISTRIBUTION OF CLOSED-END FUNDS

         The following provisions relate to the initial offer and sale of Shares of the Closed-End Funds other than Continuously Offered Closed-End Funds.

         a. Sales to Dealer During the Initial Offering

             (i) Claymore will advise Dealer by telegram, telex, facsimile transmission or other written form, electronic or otherwise (collectively, the "Notification"), of (A) the method and terms of the offering; (B) the time of the release of Shares for sale to the public; (C) the initial offering price, the selling concession, and the portion of the selling concession allowable (the "reallowance") to certain dealers (together with Dealer, the "Selected Dealers"); (D) the time at which the subscription books will be opened; and (E) the amount, if any, of Shares reserved for purchase by Dealer and the period of reservation.

             (ii) An offering may be made on the basis of reservations or allotments against subscriptions. Acceptance of any reserved Shares after the time specified therefor in the Notification and any application for additional Shares will be subject to rejection in whole or in part. The offering may be withdrawn by Claymore at any time without notice and Claymore reserves the right to reject any subscription in whole or in part.

             (iii) Any Selected Dealer may buy Shares from or sell Shares to any other Selected Dealer at the offering price, less all or any part of the selling concession.

             (iv) Dealer agrees that any Shares purchased by it in an offering will be sold to the public (A) at the initial public offering price set forth in the Prospectus relating to the applicable Shares, and (B) subject to any terms and limitations contained in such Prospectus or in the Notification. Dealer represents that it is familiar with Rule 15c2-8 under the 1934 Act, relating to the distribution of preliminary and final prospectuses, and Dealer agrees to comply therewith.

             (v) Subject to the terms hereof, upon receipt of the Notification from Claymore, Dealer may reoffer the Shares purchased by it in conformity with the terms of offering set forth in the Prospectus and the Notification. Dealer shall not, without prior written approval from Claymore, offer or sell such Shares below the offering price before the termination of the offering, except that a concession for each Share (as set forth in the Notification) may be allowed by Dealer to dealers who are members in good standing of the NASD and who agree in writing to comply with Rule 2740(c) of the NASD Conduct Rules or to foreign dealers not eligible for such membership who agree in writing (A) to conform to the NASD Conduct Rules in making sales to purchasers outside of the United States as though they were members of the NASD, including, without limitation, the provisions of Rules IM-2110-1, 2730, 2740 and 2750 and Rule 2420 as such rules apply to a non-member broker-dealer in a foreign country, and (B) not to offer or sell any of the Shares in the United States or to persons they have reason to believe are citizens or residents of the United States.

             (vi) Dealer agrees to advise Claymore, prior to the termination of the offering, of the amount of Shares purchased by Dealer in such offering remaining unsold, and to sell to Claymore such amount of any unsold Shares as Claymore may designate, at the offering price, less an amount determined by Claymore not in excess of the selling concession.

         b. Delivery and Payment

             (i) Payment for and delivery of Shares purchased by Dealer hereunder will be made through the facilities of the Depository Trust Company, if Dealer is a member, or, if Dealer is not a member, settlement may be made through a correspondent who is a member pursuant to instructions that Dealer provides to Claymore.

             (ii) Claymore may, at its discretion, require Dealer to pay the full public offering price for any Shares that it purchases pursuant to this Agreement.

             (iii) Claymore will specify a period during which sales concessions and other additional compensation, if any, as described in the applicable Prospectus (collectively, "Compensation") is subject to forfeiture (the "Forfeiture Period"). The Forfeiture Period will generally begin after the date that the Shares are initially listed on a national securities exchange, and end on or before the first dividend payment date with respect to such Shares. In the event that any Shares purchased through an order received from Dealer are resold in the open market or otherwise during the Forfeiture Period, Claymore reserves the right to require Dealer to forfeit any Compensation with respect to such Shares, and Dealer agrees to repay to Claymore, promptly upon demand, any such forfeited Compensation previously paid to Dealer.

SECTION 4. REGISTRATION OF SHARES

         a. Claymore acts solely as agent for the Funds and Claymore shall have no obligation or responsibility with respect to Dealer's right to purchase or sell Shares in any jurisdiction.

         b. Claymore shall periodically furnish Dealer with information identifying the states or jurisdictions in which it is believed that all necessary notice, registration or exemptive filings for Shares have been made under applicable securities laws such that offers and sales of Shares may be made in such states or jurisdictions. Claymore shall have no obligation to make such notice, registration or exemptive filings with respect to Shares in any state or jurisdiction.

         c. Dealer agrees not to transact orders for Shares in states or jurisdictions in which it has been informed that Shares may not be sold or in which it and its personnel are not authorized to sell Shares.

         d. Claymore shall have no responsibility, under the laws regulating the sale of securities in the United States or any foreign jurisdiction, with respect to the qualification or status of Dealer or Dealer's personnel selling Fund Shares. Claymore shall not, in any event, be liable or responsible for the issue, form, validity, enforceability and value of such Shares or for any matter in connection therewith.

         e. Dealer agrees that it will make no offers or sales of Shares in any foreign jurisdiction.

SECTION 5. INDEMNIFICATION

         a. Dealer agrees to indemnify, defend and hold harmless Claymore and the Funds and their predecessors, successors, and affiliates, each current or former director, officer, employee, shareholder or agent and each person who controls or is controlled by Claymore from any and all losses, claims, liabilities, costs, and expenses, including attorney fees, that may be assessed against or suffered or incurred by any of them howsoever they arise, and as they are incurred, which relate in any way to: (i) any alleged violation of any statute or regulation (including, without limitation, the securities laws and regulations of the United States or any state or jurisdiction) or any alleged tort or breach of contract, related to the offer or sale by Dealer of Shares of the Funds pursuant to this Agreement (except to the extent that Claymore's negligence or failure to follow correct instructions received from Dealer is the cause of such loss, claim, liability, cost or expense); (ii) any redemption or exchange pursuant to instructions received from Dealer or its directors, partners, affiliates, officers, employees or agents; (iii) incorrect investment instructions received by Claymore from Dealer; or (iv) the breach by Dealer of any of its representations and warranties specified herein or the Dealer's failure to comply with the terms and conditions of this Agreement, whether or not such action, failure, error, omission, misconduct or breach is committed by Dealer or its predecessor, successor, or affiliate, each current or former partner, officer, director, employee or agent and each person who controls or is controlled by Dealer.

         b. Claymore agrees to indemnify, defend and hold harmless Dealer and its predecessors, successors and affiliates, each current or former director, officer, employee, shareholder or agent and each person who controls or is controlled by Dealer from any and all losses, claims liabilities, costs and expenses, including attorney fees, that may be assessed against or suffered or incurred by any of them howsoever they arise, and as they are incurred, which relate in any way to
(i) any untrue statement of a material fact, or any omission to state a material fact, contained in a Prospectus or in any written sales literature or other marketing materials provided by Claymore to the Dealer, or (ii) the breach by Claymore of any of its representations and warranties specified herein or Claymore's failure to comply with the terms and conditions of this Agreement, whether or not such action, failure, error, omission, misconduct or breach is committed by Claymore or its predecessor, successor, or affiliate, each current or former partner, officer, director, employee or agent and each person who controls or is controlled by Claymore.

         c. Dealer agrees to notify Claymore, within a reasonable time, of any claim or complaint or any enforcement action or other proceeding with respect to Shares offered hereunder against Dealer or its partners, affiliates, officers, directors, employees or agents, or any person who controls Dealer, within the meaning of Section 15 of the 1933 Act.

SECTION 6. TERMINATION; AMENDMENT

         a. In addition to the automatic termination of this Agreement specified in Section 1.b. of this Agreement, each party to this Agreement may unilaterally cancel its participation in this Agreement by giving thirty (30) days prior written notice to the other party. In addition, each party to this Agreement may, in the event of a material breach of this Agreement by the other party, terminate this Agreement immediately by giving written notice to the other party, which notice sets forth in reasonable detail the nature of the breach. Such notice shall be deemed to have been given and to be effective on the date on which it was either delivered personally to the other party or any officer or member thereof, or was mailed postpaid or delivered to a telegraph office for transmission to the other party's designated person at the addresses shown herein. b. This Agreement shall terminate immediately upon the appointment of a Trustee under the Securities Investor Protection Act or any other act of insolvency by Dealer.

         c. The termination of this Agreement by any of the foregoing means shall have no effect upon transactions entered into prior to the effective date of termination and shall not relieve Dealer of its obligations, duties and indemnities specified in this Agreement. A trade placed by Dealer subsequent to its voluntary termination of this Agreement will not serve to reinstate the Agreement. Reinstatement, except in the case of a temporary suspension of Dealer, will only be effective upon written notification by Claymore.

         d. This Agreement is not assignable or transferable and will terminate automatically in the event of its "assignment," as defined in the 1940 Act, and the rules, regulations and interpretations thereunder. Claymore may, however, transfer any of its duties under this Agreement to any entity that controls or is under common control with Claymore.

         e. This Agreement may be amended by Claymore at any time by written notice to Dealer. Dealer's placing of an order or accepting payment of any kind after the effective date and receipt of notice of such amendment shall constitute Dealer's acceptance of such amendment.

         f. Claymore may amend this Agreement unilaterally, at any time and from time to time, to add additional Fund(s) to Schedule A hereof by delivery to Dealer of a new or amended Schedule A containing the names of the additional Fund(s). Each party hereby agrees that any such amendment will not be required to be signed by you but only by Claymore. However, such amendment shall only become effective and part of this Agreement and be deemed binding upon the first sale by Dealer of any shares of such additional Fund.

SECTION 7. REPRESENTATIONS AND WARRANTIES

         a. Claymore represents and warrants that:

             (i) It is a corporation duly organized and existing and in good standing under the laws of the state of Kansas and is duly registered or exempt from registration as a broker-dealer in all states and jurisdictions in which it provides services as a non-exclusive distributor for the Funds.

             (ii) It is a member in good standing of the NASD.

             (iii) There are no impediments, prior or existing, regulatory, self-regulatory, administrative, civil or criminal matters affecting Claymore's ability to perform under this Agreement.

             (iv) All requisite corporate actions have been taken to authorize Claymore to enter into and perform this Agreement.

         b. In addition to the representations and warranties found elsewhere in this Agreement, Dealer represents and warrants that:

             (i) It is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which Dealer is organized and that Dealer will not offer Shares of any Fund for sale in any state or jurisdiction where such Shares may not be legally sold or where Dealer is not qualified to act as a broker-dealer.

             (ii) There are no impediments, prior or existing, regulatory, self-regulatory, administrative, civil or criminal matters affecting Dealer's ability to perform under this Agreement.

             (iii) All requisite corporate actions have been taken to authorize Dealer to enter into and perform this Agreement.

             (iv) It is not, at the time of the execution of this Agreement, subject to any enforcement or other proceeding with respect to its activities under state or federal securities laws, rules or regulations.

             (v) It has, and will maintain during the term of this Agreement, appropriate broker's blanket bond insurance policies covering any and all acts of Dealer's partners, directors, officers, employees, and agents adequate to reasonably protect and indemnify Claymore and the Funds against any loss which any party may suffer or incur, directly or indirectly, as a result of any action or omission by Dealer or Dealer's partners, directors, officers, employees, and agents.

SECTION 8. ANTI-MONEY LAUNDERING RESPONSIBILITY

         a. Dealer represents and warrants that it is in compliance and will continue to be in compliance with all applicable anti-money laundering laws and regulations, including the Bank Secrecy Act ("BSA"), and applicable guidance issued by the SEC and the guidance and rules of the applicable Exchange and the NASD (collectively, "Guidance").

         b. Dealer represents and warrants that it maintains an anti-money laundering program ("AML Program") that complies with Section 352 of the USA PATRIOT Act and applicable BSA Regulations and Guidance and that includes a customer identification program ("CIP") that complies with Section 326. Dealer represents and warrants that its CIP includes reasonable procedures (a) to obtain information for and to verify the identity of customers to enable the Dealer to form a reasonable belief that it knows the true identity of its customers; (b) to determine whether the person appears on any lists of known or suspected terrorists or terrorist organization issued by any federal government agency and designated as such by the Department of the Treasury; and (c) to maintain required records for at least five year years following a client's final redemption from a Fund distributed by Dealer.

         c. One year after the date of this Agreement and annually thereafter, Dealer agrees to certify to Claymore and the Claymore Funds that it is maintaining an AML Program which includes a CIP and which complies with the BSA and applicable Guidance.

         d. Dealer agrees that if the Claymore Funds or Claymore is required to supply guidance to a securities regulatory organization ("SRO") or government department or agency about the CIP of the Claymore Funds or Claymore or the measures taken to obtain information and to verify the identity of specific clients of the Claymore Funds, Dealer shall allow such SRO or government department or agency to examine its files.

SECTION 9. PRIVACY

         Dealer represents that it has adopted and implemented procedures to safeguard customer information and records that are reasonably designed to: (a) ensure the security and confidentiality of customer records and information; (b) protect against any anticipated threats or hazards to the security or integrity of customer records and information; (c) protect against unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any customer; (d) protect against unauthorized disclosure of non-public personal information to unaffiliated third parties; and (e) otherwise ensure Dealer's compliance with SEC Regulation S-P.

SECTION 10. SETOFF; GOVERNING LAW

         a. Should any of Dealer's compensation accounts with Claymore have a debit balance, or should Dealer otherwise owe any amounts to Claymore, Claymore shall be permitted to offset and recover the amount owed from any account Dealer has with Claymore, without notice or demand to Dealer.

         b. This Agreement shall be governed and construed in accordance with the laws of the state of Delaware, without reference to the choice-of-law principles thereof.

SECTION 11. INVESTIGATIONS AND PROCEEDINGS

         The parties to this Agreement agree to cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to each party's activities under this Agreement and promptly to notify the other party of any such investigation or proceeding.

SECTION 12. CAPTIONS

         All captions used in this Agreement are for convenience only, are not a party hereof, and are not to be used in construing or interpreting any aspect hereof.

SECTION 13. ENTIRE UNDERSTANDING

         This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all previous agreements. This Agreement shall be binding upon the parties hereto when signed by Dealer and accepted by Claymore.

SECTION 14. SEVERABILITY

         Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement is held under applicable law to be invalid, illegal, or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way.

SECTION 15. SURVIVAL

         The representations, warranties, covenants and agreements of the undersigned contained in this Agreement, including, without limitation, the indemnity agreement contained in Section 5 hereof, shall survive any termination of this Agreement.

SECTION 16. NOTICES

         All notices under this Agreement will be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by facsimile, telecopier, telex or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to Claymore shall be given or sent to Claymore at its offices, located at:

                  Claymore
                  2455 Corporate West Drive
                  Lisle, Illinois  60532
                  Telephone:  630-505-3700
                  Facsimile:  630-799-3837
                  Attn:  Managing Director, Mutual Funds

and all notices to Dealer shall be given or sent to Dealer at the Dealer's address shown below.

SECTION 17. ENTIRE AGREEMENT

         This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all previous agreements and/or understandings of the parties. This Agreement shall be binding upon the parties hereto when signed by Dealer and accepted by Claymore.

SECTION 18. MARKET TIMING

         Dealer represents that it has and will maintain policies and procedures to detect and prevent any market timing transaction that contravenes the restrictions or prohibitions on market timing, if any, as found in the then current Funds' prospectus and/or statement of additional information. Dealer acknowledges that it is responsible for the sales activities of its licensed representatives including, among other things, improper trading activity in violation of the terms and conditions of the Funds' then current prospectus.

SECTION 19. ERISA

         Dealer represents and warrants that (a) if Dealer is a fiduciary within the meaning of ERISA, Dealer will comply with those ERISA provisions and the Department of Labor's views, exemptive orders and advisory opinions relating to fiduciaries of ERISA assets and their receipt of fees or other compensation from funds in which the fiduciary's assets are invested, (b) by entering into this Agreement, Claymore will not be deemed a fiduciary of any ERISA plans and (c) by entering into this Agreement, Claymore will not be deemed to be entering into any "prohibited transactions," as defined under ERISA. By signing this agreement, Dealer understands that Claymore intends to rely on this representation and warranty.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year set forth below.

                                       CLAYMORE SECURITIES, INC.

                                       By: ____________________________________
                                                      (Signature)

                                       Name: __________________________________

                                       Title: _________________________________

                                       Date: __________________________________

                                       DEALER:

                                       By: ____________________________________
                                                      (Signature)

                                       Name: __________________________________

                                       Title: _________________________________

                                       Address: _______________________________

                                       Telephone:

                                       NASD CRD #

                                       Date: __________________________________

                                   SCHEDULE A

Fund Name                                                      Share Classes            Cusip             Ticker
---------                                                      -------------            -----             ------
Claymore/Fiduciary Strategic Equity Fund                           A, C                  TBD               TBD
Claymore Peroni Equity Opportunities Fund                          A, C                  TBD               TBD


                                       A-1